Exhibit 99.1
Myriad Genetics Reports First Quarter 2025 Financial Results;
Updates 2025 Financial Guidance

Highlights
•First quarter 2025 revenue of $196 million declined by 3% year-over-year. Excluding headwinds1 of $16 million, revenue increased 5% year-over-year.
•First quarter 2025 Prenatal revenue grew 11% year-over-year, while Pharmacogenomics revenue declined by 20% year-over-year due to UnitedHealthcare (UNH) reduced coverage of GeneSight. MyRisk testing volume in the affected population grew 11% year-over-year.
•First quarter 2025 gross margin of 69% increased 40 basis points year-over-year, benefiting from greater laboratory efficiencies.
•First quarter 2025 GAAP net loss of $0.1 million, or $0.00 EPS, driven by $29 million tax benefit. Adjusted EPS was $(0.03) in the first quarter 2025.
•Updated 2025 financial guidance with revenue in a range of $807 - $823 million and adjusted EPS range of $(0.02) - $0.02,2 reflecting first quarter 2025 results and the current business outlook.

SALT LAKE CITY, May 6, 2025 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its first quarter ended March 31, 2025 and updated its previously issued financial guidance on business performance for the full-year 2025.

“We had a challenging first quarter of 2025 with strength in our prenatal and oncology MyRisk tests offset by softness in GeneSight and unaffected hereditary cancer tests. While we are actively working on initiatives to re-accelerate testing volumes, this will take time; therefore we are lowering our 2025 financial guidance. We are taking immediate steps to reduce overall expenditures while prioritizing investment in new product development and programs intended to drive revenue growth,” said Sam Raha, President and CEO, of Myriad Genetics.

“As a new leadership team we are focused on unlocking Myriad Genetics' potential by implementing a compelling strategy, strengthening our organizational capabilities, and improving execution.”
1 Attributable to UNH coverage of GeneSight, the divestiture of EndoPredict, and a one-time retroactive payor benefit in first quarter 2024.
2 The company does not forecast GAAP EPS because it cannot predict certain elements that are included in the reported GAAP results. Please see below under "Financial Guidance" for a full explanation.

Financial and Operational Highlights
•Test volumes of 385,000 in the first quarter of 2025 increased 1% year-over-year.
•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three Months Ended March 31,
(in thousands)	2025	2024	% Change
Product volumes:
Hereditary cancer	73	71	3%
Tumor profiling(1)	12	14	(14)%
Prenatal	173	172	1%
Pharmacogenomics	127	124	2%
Total	385	381	1%

(1) Tumor Profiling decreased for the three months ended March 31, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three Months Ended March 31,
(in millions)	2025	2024	% Change
Product revenues:
Hereditary cancer	$86.3	$88.1	(2)%
Tumor profiling(1)	29.3	30.9	(5)%
Prenatal	49.3	44.3	11%
Pharmacogenomics	31.0	38.9	(20)%
Total	$195.9	$202.2	(3)%

(1) Tumor Profiling decreased for the three months ended March 31, 2025 compared to the same period in the prior year due primarily to a decrease in testing volume for EndoPredict due to the sale of the company's international EndoPredict business in August 2024.

•Operating expenses in the first quarter of 2025 were $163.2 million, decreasing $2.3 million year-over-year. Adjusted operating expenses in the first quarter of 2025 increased $1.5 million year-over-year to $140.6 million, reflecting the company's commitment to disciplined cost management while maintaining investments in key strategic areas, such as research and development.
•Operating loss in the first quarter of 2025 was $29.0 million, an increase of $1.1 million year-over-year; adjusted operating loss in the first quarter of 2025 was $5.5 million.

Cash Flow and Liquidity
First quarter 2025 cash flow used in operations was $16.3 million; adjusted cash flow used in operations in the first quarter of 2025 was $10.4 million, a decrease of $1.1 million year-over-year. Capital expenditures and capitalization of internal use software costs were $8.3 million in the first quarter 2025.

As of the end of the first quarter 2025, the company had cash and cash equivalents of $92 million and the ability to access an incremental $42 million of availability under its asset-based credit facility (ABL Facility). The continued availability and amount thereof under the ABL Facility is subject to maintaining compliance with the fixed charge coverage ratio and maintaining $20 million of cash in a controlled account with the administrator of the ABL Facility.

Business Performance and Highlights
Oncology
The Oncology business delivered revenue of $77.7 million in the first quarter of 2025.
•First quarter 2025 hereditary cancer testing volume and revenue in Oncology grew 5% and 0% year-over-year, respectively, as MyRisk with RiskScore testing volume in the affected population grew 11% year-over-year. A year-over-year decrease in average revenue per hereditary cancer test in the first quarter 2025 was largely due to a difference in change in estimated revenue related to prior periods.
•First quarter 2025 Prolaris test revenue declined 2% year-over-year as Myriad Genetics continues to educate clinicians on how it believes the Prostate Cancer Guidelines from the National Comprehensive Cancer Network (NCCN®) underscore the critical role of Myriad Genetics' portfolio of offerings across the patient’s prostate cancer journey.
•New clinical data highlighting the performance of the Precise MRD test was presented at the American Association for Cancer Research (AACR) conference in April 2025 and additional clinical data will be presented at the American Society of Clinical Oncology (ASCO) annual meeting in May 2025.
•Myriad continues to make progress and intends to commercially launch its first AI-driven prostate cancer test, in partnership with PATHOMIQ, by end of 2025.

Women’s Health
The Women’s Health business delivered revenue of $87.2 million in the first quarter of 2025.
•Prenatal testing revenue in the first quarter of 2025 grew 11% year-over-year reflecting growth across both carrier screen and non-invasive prenatal testing. First quarter saw positive early adoption of the mid-fourth quarter 2024 launch of the Prequel Early Gestational Age test.
•First quarter 2025 hereditary cancer testing revenue for the unaffected population decreased 4% year-over-year on stable volume as the company continues to develop and deploy its electronic medical records (EMR) efforts and further expand its breast cancer risk assessment programs across its current and new provider base.

Pharmacogenomics
GeneSight test revenue was $31.0 million in the first quarter of 2025. As anticipated, first quarter this test revenue was impacted by UnitedHealthcare's decision to discontinue coverage of multi-gene panel pharmacogenetic testing, effective in the first quarter of 2025, as well as Myriad Genetics' actions to streamline the Pharmacogenomics organization.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table updating Myriad Genetics' full-year 2025 financial guidance*:

(in millions, except per share amounts)	INITIAL 2025 Guidance	CURRENT 2025 Guidance	FY 2025 Comments

Revenue	$840 - $860	$807 - $823	Lowered 2025 revenue range mid-point by $35 million reflecting an updated outlook for our pharmacogenomics business and hereditary cancer testing in our Women's Health business.
Gross Margin %	69.5% - 70.5%	68.5% - 69.5%	Gross margins expected to fluctuate in any quarter given product mix and pricing trends.
Adjusted Operating Expenses	$575 - $595	$555 - $565	Change reflects moderating planned expenditures for remainder of 2025.
Adjusted EBITDA**	$25 - $35	$19 - $27
Adjusted EPS***	$0.07 - $0.11	$(0.02) - $0.02

*	Assumes currency rates as of May 6, 2025.
**	Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
***	Full-year 2025 adjusted EPS is based on a 94 million share count.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, May 6, 2025, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the first quarter 2025. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BI8e6e57340dc24b3c8f28f7d91cdac448. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers molecular tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2025 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited)

	Three months ended March 31,
(in millions)	2025				2024
	WH	ONC	PGx	Total	WH	ONC	PGx	Total	% Change
Hereditary Cancer	$37.9	$48.4	$—	$86.3	$39.6	$48.5	$—	$88.1	(2)%
Tumor Profiling	—	29.3	—	29.3	—	30.9	—	30.9	(5)%
Prenatal	49.3	—	—	49.3	44.3	—	—	44.3	11%
Pharmacogenomics	—	—	31.0	31.0	—	—	38.9	38.9	(20)%
Total Revenue	$87.2	$77.7	$31.0	$195.9	$83.9	$79.4	$38.9	$202.2	(3)%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, Precise Tumor, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended March 31,
	2025	2024
Revenue	$195.9	$202.2
Cost of revenue	61.7	64.6
Gross profit	134.2	137.6

Operating expenses:
Research and development expense	27.5	24.9
Sales and marketing expense	69.2	69.4
General and administrative expense	66.5	71.2
Total operating expenses	163.2	165.5
Operating loss	(29.0)	(27.9)
Other income (expense):
Interest income	0.3	0.6
Interest expense	(0.8)	(0.5)
Other	0.1	1.9
Total other income (expense)	(0.4)	2.0
Loss before income tax	(29.4)	(25.9)
Income tax (benefit) expense	(29.3)	0.1
Net loss	$(0.1)	$(26.0)
Net loss per share:
Basic and Diluted	$—	$(0.29)
Weighted average shares outstanding:
Basic and Diluted	91.4	89.9

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$91.8	$102.4
Trade accounts receivable	120.4	121.2
Inventory	28.3	27.5
Prepaid taxes	14.3	16.4
Prepaid expenses and other current assets	32.4	30.5
Total current assets	287.2	298.0
Operating lease right-of-use assets	53.4	55.0
Property, plant and equipment, net	114.0	117.4
Intangibles, net	257.5	262.4
Goodwill	286.3	286.3
Other assets	7.7	8.5
Total assets	$1,006.1	$1,027.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28.1	$32.3
Accrued liabilities	112.1	119.0
Current maturities of operating lease liabilities	10.9	12.8
Total current liabilities	151.1	164.1
Unrecognized tax benefits	1.4	32.7
Long-term debt	59.3	39.6
Noncurrent operating lease liabilities	87.4	87.9
Other long-term liabilities	2.0	2.2
Total liabilities	301.2	326.5
Commitments and contingencies
Stockholders’ equity:
Common stock, 92.2 and 91.3 shares outstanding at March 31, 2025 and December 31, 2024, respectively	0.9	0.9
Additional paid-in capital	1,461.5	1,457.8
Accumulated other comprehensive loss	(0.6)	(0.8)
Accumulated deficit	(756.9)	(756.8)
Total stockholders' equity	704.9	701.1
Total liabilities and stockholders’ equity	$1,006.1	$1,027.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended March 31,
	2025	2024
Net cash used in operating activities	$(16.3)	$(18.6)
Net cash used in investing activities	(8.3)	(7.1)
Net cash provided by (used in) financing activities	13.6	(8.8)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.1	(0.8)
Net decrease in cash, cash equivalents, and restricted cash	(10.9)	(35.3)
Cash, cash equivalents, and restricted cash at beginning of the period	111.9	140.9
Cash, cash equivalents, and restricted cash at end of the period	$101.0	$105.6

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's updated full-year 2025 financial guidance, statements regarding the company's prioritization of investment in new product development and programs intended to drive revenue growth, the company's intention to commercially launch its first AI-driven prostate cancer test, in partnership with PATHOMIQ, by the end of 2025, and the new leadership team’s focus on unlocking the company’s potential by implementing a compelling strategy, strengthening organizational capabilities, and improving execution. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests, including with respect to UNH's coverage decisions to no longer provide coverage for certain multi-gene panel pharmacogenetic tests, including the company's GeneSight test; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products;

the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 28, 2025, as well as any updates to those risk factors filed from time to time in the company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP operating expenses, net income (loss) or earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months Ended March 31, 2025 and 2024
(unaudited data in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Adjusted Gross Margin
Gross Profit	$134.2	$137.6
Acquisition - amortization of intangible assets(1)	0.3	0.3
Equity compensation(2)	0.3	0.3
Other adjustments(3)	0.3	0.3
Adjusted Gross Profit	$135.1	$138.5
Adjusted Gross Margin	69.0%	68.5%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Other one-time non-recurring expenses for the three months ended March 31, 2025 and March 31, 2024.

	Three Months Ended March 31,
	2025	2024
Adjusted Operating Expenses
Operating Expenses	$163.2	$165.5
Acquisition - amortization of intangible assets(1)	(8.8)	(10.4)
Equity compensation(2)	(9.2)	(11.6)
Real estate optimization(3)	(3.0)	(1.2)
Transformation initiatives(4)	—	(1.9)
Legal settlements(5)	—	0.1
Other adjustments(6)	(1.6)	(1.4)
Adjusted Operating Expenses	$140.6	$139.1

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(3)	Costs related to real estate initiatives. For the three months ended March 31, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities. For the three months ended March 31, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our current laboratories in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(4)	Costs related to transformation initiatives including consulting and professional fees for the three months ended March 31, 2024.
(5)	Costs related to one-time legal expenses, net of reimbursement for the three months ended March 31, 2024.
(6)	Other one-time non-recurring expenses. For the three months ended March 31, 2025, consists primarily of severance related costs. For the three months ended March 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three Months Ended March 31,
	2025	2024
Adjusted Operating Loss
Operating Loss	$(29.0)	$(27.9)
Acquisition - amortization of intangible assets(1)	9.1	10.7
Equity compensation(2)	9.5	11.9
Real estate optimization(3)	3.0	1.2
Transformation initiatives(4)	—	1.9
Legal settlements(5)	—	(0.1)
Other adjustments(6)	1.9	1.7
Adjusted Operating Loss	$(5.5)	$(0.6)

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(3)	Costs related to real estate initiatives. For the three months ended March 31, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities. For the three months ended March 31, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our current laboratories in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(4)	Costs related to transformation initiatives including consulting and professional fees for the three months ended March 31, 2024.
(5)	Costs related to one-time legal expenses, net of reimbursement for the three months ended March 31, 2024.
(6)	Other one-time non-recurring expenses. For the three months ended March 31, 2025, consists primarily of severance related costs. For the three months ended March 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

	Three Months Ended March 31,
	2025	2024
Adjusted Net Loss (1)
Net Loss	$(0.1)	$(26.0)
Acquisition - amortization of intangible assets(2)	9.1	10.7
Equity compensation(3)	9.5	11.9
Real estate optimization(4)	3.0	1.2
Transformation initiatives(5)	—	1.9
Legal settlements(6)	—	(0.1)
Other adjustments(7)	1.9	0.2
Uncertain tax benefit(8)	(28.7)	—
Tax adjustments(9)	2.2	(0.3)
Adjusted Net Loss	$(3.1)	$(0.5)

Weighted average shares outstanding:
Basic and Diluted	91.4	89.9
Adjusted Loss Per Share
Basic and Diluted	$(0.03)	$(0.01)

(1)	To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)
Costs related to real estate initiatives. For the three months ended March 31, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities. For the three months ended March 31, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our current laboratories in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.

(5)	Costs related to transformation initiatives including consulting and professional fees for the three months ended March 31, 2024.
(6)	Costs related to one-time legal expenses, net of reimbursement for the three months ended March 31, 2024.
(7)
Other one-time non-recurring expenses. For the three months ended March 31, 2025, consists primarily of severance related costs. For the three months ended March 31, 2024, primarily includes a gain recognized on acquisition, changes in the fair value of contingent consideration related to acquisitions from prior years, the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity, and costs incurred in connection with executive personnel changes.

(8)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three months ended March 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(9)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of March 31, 2025, a valuation allowance of $67.0 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of March 31, 2024, a valuation allowance of $57.0 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three Months Ended March 31,
	2025	2024
Adjusted EBITDA
Net Loss	$(0.1)	$(26.0)
Acquisition - amortization of intangible assets(1)	9.1	10.7
Depreciation expense(2)	5.1	4.5
Equity compensation(3)	9.5	11.9
Real estate optimization(4)	3.0	1.2
Transformation initiatives(5)	—	1.9
Legal settlements (6)	—	(0.1)
Interest expense, net of interest income(7)	0.5	(0.1)
Other adjustments(8)	2.1	(0.1)
Uncertain tax benefits(9)	(28.7)	—
Income tax expense(10)	(0.6)	0.1
Adjusted EBITDA	$(0.1)	$4.0

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)
Depreciation expense excludes depreciation included in real estate optimization of $0.5 million for the three months ended March 31, 2024. No depreciation expense was included in real estate optimization for the three months ended March 31, 2025.

(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the three months ended March 31, 2025, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our current laboratories in those locations and testing and set-up costs for equipment in our new facilities. For the three months ended March 31, 2024, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South Francisco, California, while maintaining our current laboratories in those locations, costs associated with the voluntary termination of a lease, testing and set-up costs for equipment in our new facilities, and impairment in connection with the ceased use of one of our facilities.
(5)	Costs related to transformation initiatives including consulting and professional fees for the three months ended March 31, 2024.
(6)	Costs related to one-time legal expenses, net of reimbursement for the three months ended March 31, 2024.
(7)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(8)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in Adjusted Net Loss above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations.

(9)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the three months ended March 31, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(10)	Derived from income tax (benefit) from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described above.

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended March 31, 2025 and 2024
(unaudited data in millions)

	Three Months Ended March 31,
	2025	2024
Adjusted free cash flow
Net cash used in operating activities	$(16.3)	$(18.6)
Real estate optimization(1)	4.0	6.2
Transformation initiatives(2)	—	1.9
Other adjustments(3)	1.9	1.2
Adjusted operating cash flow	$(10.4)	$(9.3)
Capital expenditures(4)	(5.3)	(6.7)
Capitalization of internal-use software costs (4)	(3.0)	(1.9)
Adjusted free cash flow	$(18.7)	$(17.9)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)	Transformation initiatives includes the cash paid for those costs in the related periods.
(3)	The cash flow effect of severance and executive personnel changes in the related periods.
(4)	Derived from the Condensed Consolidated Statements of Cash Flows.